Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Annual Report of RemoteMDx, Inc. (the Company) on Form 10-K for the fiscal year ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the Report), David G. Derrick, President and Chief Executive Officer and Michael G. Acton, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/S/ DAVID G. DERRICK
David G. Derrick
Chief Executive Officer December 24, 2008

By:	/S/ MICHAEL G. ACTON
Michael G. Acton
Chief Financial Officer December 24, 2008